POWER OF ATTORNEY

                  Each person whose signature appears below designates and appoints BRANDON M. DAWSON, and EDWIN J. KAWASAKI, and both of them, his true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by HealthCare Capital Corp., an Alberta (Canada) corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 8,083,000 shares of common stock of HealthCare Capital Corp., and options and other awards relating thereto to be issued pursuant to the HealthCare Capital Corp. 1996 Stock Award Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

                  IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 16th day of January, 1998.

Signature                              Title
---------                              -----


/s/ Brandon M. Dawson                  President and Director
Brandon M. Dawson


/s/ Edwin J. Kawasaki                  Vice President-Finance
Edwin J. Kawasaki


/s/ Hugh T. Hornibrook                 Director
Hugh T. Hornibrook


/s/ Joel Ackerman                      Director
Joel Ackerman


/s/ William DeJong                     Director
William DeJong


/s/ Douglas F. Good                    Director
Douglas F. Good


/s/ Gregory Frazer                     Director
Gregory Frazer, Ph.D.